EXHIBIT 31.1

SECTION 302 CERTIFICATION

I, Thomas Casey, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2013 of Tronox Limited (the “Registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	[Intentionally Omitted];

4.	[Intentionally Omitted];

5.	[Intentionally Omitted].

Date: March 26, 2014

/s/ Thomas Casey
Thomas Casey
Chief Executive Officer